Exhibit 3.2
AMENDED & RESTATED
BYLAWS
OF
MALIBU BOATS, INC.
(a Delaware corporation)
Article 1
OFFICES
Section 1.01Registered Office. The registered office of Malibu Boats, Inc. (the “Corporation”) in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).
Section 1.02Other Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
Article 2
MEETINGS OF STOCKHOLDERS
Section 2.01Place of Meetings. Any annual meeting or special meeting of stockholders of the Corporation shall be held at such time and place, within or outside the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.02Notice of Meetings. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, notice, in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall be given in the manner provided in Section 232 of the DGCL and shall specify the date, time, place, if any, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting.
Section 2.03Waiver of Notice. Notice of the date, time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice.
Section 2.04List of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.04 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.04 or to vote in person or by proxy at any meeting of stockholders.

Section 2.05Quorum. The holders of a majority of the voting power of all issued and outstanding shares of capital stock entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes, unless or except to the extent that the presence of a larger number may be required by the DGCL, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed. When a specified item of business requires a separate vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the voting power of the issued and outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) for the transaction of such item of business, unless or except to the extent that the presence of a larger number may be required by the DGCL, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed. If a quorum is not present or represented at any meeting of stockholders, then the person presiding over the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.06. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.
Section 2.06Adjourned Meetings. When a meeting is adjourned to another time and place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholder and proxy holders to participate in the meeting by means of remote communication, (c) set forth in the notice of meeting given in accordance with these Bylaws or (d) are provided in any other manner permitted by the DGCL; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.12 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
Section 2.07Vote Required. Except as otherwise provided by law, the Certificate of Incorporation or Bylaws, directors shall be elected by a plurality of the votes cast. Unless a different or minimum vote is required by law, the applicable stock exchange rules, or by the Certificate of Incorporation or Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, all matters, other than the election of directors, shall be decided by a majority of the votes cast on such matter (excluding abstentions and broker non-votes). Where a separate vote by a class or classes or series is required on a matter, unless a different or minimum vote is required by law or by the Certificate of Incorporation or the Bylaws or any applicable stock exchange rules, in which case such different or minimum vote shall be the applicable vote on the matter, the matter shall be decided by a majority (or plurality, in the case of the election of directors) of the votes cast on such matter (excluding abstention and broker non-votes). Voting at meetings of stockholders need not be by written ballot.
Section 2.08Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the Corporation on the record date shall be entitled to vote at any meeting of stockholders. Except as otherwise provided by the DGCL, the Certificate of Incorporation (including any certificates of designation relating to any outstanding class or series of preferred stock) or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.
Section 2.09Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. An agent so appointed need not be a stockholder of the Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10Annual Meetings.
(a)The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date, time and place, if any, as may be determined from time to time by the Board of Directors. Any annual meeting of stockholders previously scheduled by the Board of Directors may be postponed, rescheduled or cancelled by the Board of Directors or any director or officer of the Corporation to whom the Board of Directors delegates such authority. Nominations of persons for election to the Board of Directors and proposals of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) by or at the direction of the Board of Directors or a duly authorized committee thereof; or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 2.10(b) of these Bylaws and who is a stockholder of record at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.10. For the avoidance of doubt, clause (ii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.
(b)At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under applicable law and only such nominations shall be made and such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.
(i)For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.10(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.10(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 2.10(c). Such stockholder’s notice shall include: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee (present and for the past five years), (3) the class or series and number of shares of each class or series of capital stock of the Corporation that are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) such person’s written consent to be named in a proxy statement and accompanying proxy card as a nominee and to serve as a director if elected, (6) the questionnaire, representation and agreement required by Section 2.10(b)(iii), completed and signed by such nominee, (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant and (8) all other information concerning such nominee as would be required to be disclosed or provided to the Corporation in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) all of the information required by Section 2.10(b)(iv). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (as such term is used in any applicable stock exchange listing requirements or applicable law) or on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, or independence, or lack thereof, of such proposed nominee and shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed candidate shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board of Directors or any committee thereof. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(ii)Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.10(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.10(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 2.10(c). Such stockholder’s notice shall include: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) all of the information required by Section 2.10(b)(iv).
(iii)To be timely, the written notice required by Section 2.10(b)(i) or Section 2.10(b)(ii) must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.10(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held (or deemed to have been held), notice by the stockholder to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 2.10(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.10(b)(iii) and there is no public announcement by the Corporation naming all of the nominees for the new positions created by such increase at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 and that complies with the requirements in Section 2.10(b)(i), other than the timing requirements in this Section 2.10(b)(iii), shall also be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation
(iv)The written notice required by Section 2.10(b)(i) or Section 2.10(b)(ii) shall also include, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the Corporation’s books and records; (B) the class, series and number of shares of each class or series of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each Proponent (provided, that for purposes of this Section 2.10(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the Corporation) between or among any Proponent and any of its affiliates or associates, and any other persons (including their names), including any person who may participate in the solicitation of proxies or any of their respective affiliates or associates (each of the foregoing, a “Stockholder Associated Person”, including, in the case of a nominee, the nominee), including any agreement, arrangement or understanding (whether oral or in writing) relating to any compensation or payments to be paid to any such proposed nominees(s); (D) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.10(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.10(b)(ii)); (E) a representation as to whether the Proponents intend, or are part of a group which intends, (x) to solicit proxies or votes in support of any proposed nominee in accordance with and as required by Rule 14a-19 promulgated under the Exchange Act (with respect to a notice under Section 2.10(b)(i)), (y) to deliver, or make available, a proxy statement and form of proxy to such number of the Corporation’s voting shares that would be sufficient to carry such proposal or otherwise solicit proxies or votes from stockholders in support of such proposal (with respect to a notice under Section 2.10(b)(ii)) and or (z) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination; (F) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation; (G) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (H) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic and voting terms of, such Derivative Transactions; (I) a description of any material pending or threatened legal proceeding in which a Proponent is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (J) a description of any other material relationship between a Proponent, on the one hand, and the Corporation, or an affiliate of the Corporation, on the other hand, including any direct or indirect material interest in any material contract or agreement; (K) a certification that each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the Corporation; (L) any other information relating to a Proponent, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (M) a representation that such Proponent will comply with the requirements of Section 2.10(c).
(c)A stockholder, beneficial owner, or nominee providing the written notice or information required by Section 2.10(b)(i) or (ii) shall update and supplement the information contained in such notice (other than the representation required by Section 2.10(b)(iv)(E)) in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any Stockholder Associated Person, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 2.10 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 2.10(c), such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five Business Days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 2.10(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting.
(d)To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (ii) of Section 2.10(a), each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10(b)(i) or Section 2.10(b)(iii), as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form provided by the Secretary upon written request) signed by the proposed nominee with respect to the background, qualifications, stock ownership and independence of such proposed nominee and a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, stock ownership and trading and any other policies and guidelines of the Corporation applicable to directors and (iv) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(e)A person shall not be eligible for election or re-election as a director at an annual or special meeting, unless the person is nominated in accordance with Section 2.10(a) and in accordance with the procedures set forth in Section 2.10(b), Section 2.10(c) or Section 2.10(d), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the Corporation as shall have been brought before the meeting in accordance with Section 2.10(a) and in accordance with the procedures set forth in Section 2.10(b) and Section 2.10(c), as applicable. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, in the event that any Proponent or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to one or more proposed nominees and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the next sentence) or (y) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with Rule 14a-19 under the Exchange Act by delivering written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proponent or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proponent or Stockholder Associated Person shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Except as otherwise required by applicable law, the person presiding over the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19), or the Proponent does not act in accordance with the representations in this Section 2.10, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such nomination or business is set forth in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(f)Certain Definitions.
(i)“affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act;
(ii)“Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;
(iii)“close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a Business Day;
(iv)“Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation; (C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the Corporation; or (D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and
(v) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website.
(g)Notwithstanding the foregoing provisions of this Section 2.10, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided, however, that, to the fullest extent not prohibited by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.10(a)(ii). Nothing in these Bylaws shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) confer upon any stockholder a right to have a nominee or any proposed business included in the

Corporation’s proxy statement, or (iii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 2.11Special Meetings.
(a)Special meetings of the stockholders of the Corporation may only be called in the manner provided in the Certificate of Incorporation. Any special meeting of stockholders previously scheduled may be postponed, rescheduled or cancelled by the Board of Directors or any director or officer to whom the Board of Directors has delegated such authority.
(b)The Board of Directors or the Chair of the Board shall determine the date, time and place, if any, of such special meeting. Upon determination of the date, time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.02.
(c)Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who is entitled to vote at the meeting and who complies with Section 2.10(b)(i), Section 2.10(b)(iii), Section 2.10(b)(iv), Section 2.10(c), and Section 2.10(d). The number of nominees a stockholder may nominate for election at the special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 2.10(b)(i) and Section 2.10(b)(iv) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the later of the close of business on the 90th day prior to such meeting or the tenth day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under Section 2.10(c) and comply with the requirements of Section 2.10(b)(i) and Section 2.10(d). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)A person shall not be eligible for election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 2.11(c). Except as otherwise required by applicable law, the person presiding over the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, or if the Proponent does not act in accordance with the representations required in Section 2.10, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that the nomination is set forth in the notice of meeting and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder (meeting the requirements specified in Section 2.10(e))) does not appear at the special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that the nomination is set forth in the Corporation’s proxy statement, notice of meeting, or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation.
(e)Notwithstanding the foregoing provisions of this Section 2.11, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.11; provided, however, that, to the fullest extent not prohibited by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.11(c). Nothing in these Bylaws shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (iii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation

Section 2.12Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than 60 days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
Section 2.13Conduct of Meetings.
(a)Generally. Meetings of stockholders shall be presided over by the Chair of the Board or, if he or she is unavailable, by the Lead Director (as defined below), if any, or if he or she is unavailable, by the Chief Executive Officer, if any, or if he or she is unavailable, by the President, if any, or if he or she is unavailable, by another person designated by the Board of Directors. The Secretary or, if he or she is unavailable, an Assistant Secretary or, if he or she is unavailable, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.
(b)Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined by the person presiding over the meeting; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding over the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair shall have the power to convene and (for any reason or for no reason) to recess or adjourn the meeting to another place, if any, date and time. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.
(c)Participation in Meetings by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
(d)Inspectors of Elections. The Corporation may and shall, if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the DGCL, or any information provided pursuant to Sections 211(a)(2)b.(i) or (iii) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 231(b)(5) of the DGCL shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 2.14Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 2.15Delivery to the Corporation. Whenever Section 2.10 or Section 2.11 of this Article 2 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered to the principal offices of the Corporation exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by Section 2.10 or Section 2.11 of this Article 2.
Article 3
DIRECTORS
Section 3.01General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws required to be exercised or done by the stockholders of the Corporation.
Section 3.02Number and Qualifications. The Board of Directors shall consist of such number of directors as determined from time to time by resolution of the Board of Directors. Directors need not be stockholders of the Corporation.
Section 3.03Terms of Directors. The directors shall serve for such terms as set forth in the Certificate of Incorporation. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
Section 3.04Vacancies and Newly Created Directorships. Vacancies on the Board of Directors, however created, and newly created directorships shall be filled as provided in the Certificate of Incorporation.
Section 3.05Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Section 3.06Removal. Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances, the Board of Directors or any individual director may be removed only in the manner specified in the Certificate of Incorporation, except as otherwise required by applicable law.
Section 3.07Regular Meetings and Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at such date, time and at such place, if any, as shall from time to time be determined by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. A notice of each regular meeting shall not be required. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at such time and at such place, if any, as shall from time to time be determined by the Chair of the Board, if any, the Chief Executive Officer, if any, the Lead Director, if any, or upon the written request of at least a majority of the directors then in office.
Section 3.08Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular meeting of the Board of Directors for which notice shall be required by these Bylaws, shall be given by the Secretary as hereinafter provided in this Section 3.08, in which notice shall be stated the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting if by telephone or by being personally delivered or sent by electronic transmission (including facsimile, electronic mail or similar means) or (b) three days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by electronic transmission (including telex, telecopy, electronic mail or similar means). Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.09Waiver of Notice. Any director may waive notice of any meeting by a writing signed by the director or by electronic transmission, whether before or after the meeting, from the director entitled to the notice and filed with the minutes of the meeting or corporate records. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission.
Section 3.10Participation in Meetings by Electronic Communications Equipment. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
Section 3.11Chair of the Board and Independent Lead Director. The Board of Directors may elect a Chair of the Board of Directors (the “Chair of the Board”). Subject to the provisions of these Bylaws and the direction of the Board of Directors, the Chair of the Board shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of or the Board of Directors, the Lead Director (as defined below), if any, or in his or her absence, the Chief Executive Officer, if any and if a director, or in his or her absence, a director elected by a majority of the directors present at such meeting shall so preside. The Chair of the Board, or if the Chair is not an independent director, one of the independent directors, may be designated by the Board of Directors as independent lead director to serve until replaced by the Board of Directors (“Lead Director”). The Lead Director will preside over meetings of the independent directors and perform such other duties as may be established or delegated by the Board of Directors or the Chair of the Board.
Section 3.12Quorum; Required Vote and Adjournment. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, a majority of the directors then in office (but no fewer than 1/3 of total authorized number of directors) shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. At any meeting, whether a quorum be present or otherwise, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 3.13Committees. The Board of Directors (a) may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation and (b) shall, during such period of time as any securities of the Corporation are listed on any exchange, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
Section 3.14Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as otherwise provided herein or required by law or the Certificate of Incorporation. To the extent not otherwise provided by resolution of the Board or fixed by the applicable committee, meetings and action of committees of the Board of Directors shall be governed by, and held and taken in accordance with, the provisions of Section 3.07 (regular meetings and special meetings), Section 3.08 (notice of meetings), Section 3.09 (waiver of notice), Section 3.11 (participation in meetings by electronic communications equipment), Section 3.12 (quorum; required vote and adjournment) and Section 3.16 (action by written consent), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members.
Section 3.15Committee Terms. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation or removal from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal, or increase in the number of members of the committee.
Section 3.16Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.17Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or any duly authorized committee thereof shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Article 4
OFFICERS
Section 4.01Number. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of, if and when designated by the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by law. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.
Section 4.02Election and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors. Each officer shall hold such title and office for such term and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 4.03Removal and Resignation. Any officer or agent may be removed, with or without cause, by the Board of Directors (or any duly authorized committee thereof) at its discretion, or by the Chief Executive Officer or by other superior offices upon whom such power of removal has been conferred by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is party. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chair of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.
Section 4.04Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise or new offices created by the Board of Directors may be filled by the Board of Directors.
Section 4.05Compensation. Compensation of all officers shall be approved by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by resolution of the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
Section 4.06Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. In the absence or disability of the Chair of the Board and Lead Director, or if there be none, the Chief Executive Officer, provided that the Chief Executive Officer is also a director, shall preside at all meetings of the Board of Directors.
Section 4.07President. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer or these Bylaws from time to time may prescribe.
Section 4.08Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Chief Financial Officer shall have the powers and perform the duties incident to that position.
Section 4.09Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law, and shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer or the Secretary may, from time to time, prescribe. The Secretary and any Assistant Secretary shall have the powers and perform the duties incident to those positions.

Section 4.10Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 4.11Delegation of Authority. Notwithstanding any provision hereof, the Board of Directors may by resolution delegate the powers and duties of any officer to any other officer or to any director, or to any other person whom it may select.
Article 5
CERTIFICATES OF
STOCK
Section 5.01Form. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of the Corporation issued shall be uncertificated shares. Every holder of stock represented by certificates, if any, shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the corporation (it being understood that each of the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issuance.
Section 5.02Lost Certificates. The Corporation may issue or direct a new certificate or certificates to be issued or issue an uncertificated share in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as the Corporation may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.03Transfers.
(a)Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized in writing, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
Section 5.04Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.
Section 5.05Fixing a Record Date for Purposes Other Than Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than stockholder meetings which is expressly governed by Section 2.12 hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.06Additional Powers of the Board of Directors. In addition to, and without limiting the powers set forth in these Bylaws, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the DGCL, other applicable law, the Certificate of Incorporation, and these Bylaws. The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.
Article 6
GENERAL PROVISIONS
Section 6.01Dividends. Subject to the provisions of the DGCL and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock or other securities of the Corporation, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may determine to be conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.
Section 6.02Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
Section 6.03Contracts. In addition to the powers otherwise granted to officers pursuant to Article 4 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document may be effected manually, by facsimile or (to the extent permitted by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 6.04Fiscal Year. The fiscal year of the Corporation shall be July 1 to June 30 or such other year as shall be fixed by resolution of the Board of Directors.
Section 6.05Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 6.06Voting Securities Owned by Corporation. The Chair of the Board, the Chief Executive Officer, the President and the Chief Financial Officer shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation, limited liability company, limited partnership or other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity, unless the Board of Directors specifically confers authority to vote or act with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 6.07Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 6.08Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
Section 6.09Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
Article 7
INDEMNIFICATION
Section 7.01Directors and Officers. The Corporation will indemnify each person who was or is a party or is threatened to be made a party to any Proceeding , by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise (in each case, an “indemnitee”) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation will not be required to indemnify or advance expenses to any director or officer in connection with any Proceeding (or part thereof) initiated by such person unless (a) the Proceeding was authorized by the Board of Directors or (b) the Proceeding is initiated to enforce rights to indemnification or advancement of expenses as provided under Section 7.04 or is a compulsory counterclaim brought by such person.
Any reference to an officer of the Corporation in this Article 7 shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, Secretary and any Assistant Secretary or other officer of the Corporation appointed by the Board of Directors pursuant to Article 4 of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board of Directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article 7.
Section 7.02Employees and Other Agents. The Corporation shall have power to indemnify and advance expenses to employees and other agents to the fullest extent of the provisions of this Article 7.
Section 7.03Expenses. The Corporation shall to the fullest extent permitted by law advance to any person who was or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses incurred by any director or officer in defending a Proceeding, or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under Section 7.04; provided, however, that, if the DGCL requires, or in the case of an advance of expenses made in a Proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified or entitled to advancement for such expenses under this Article 7 or otherwise.
Section 7.04Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advancement of expenses to directors and officers under this Article 7 will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advancement of expenses granted by this Article 7 to a director or officer will be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advancement of expenses is denied, in whole or in part, (b)  a request for indemnification under Section 7.01 is not paid in full by the Corporation within 45 days after request therefor, or (c) if a request for an advancement of expenses under Section 7.03 is not paid in full by the Corporation within 20 days after a written request has been received by the Corporation. The claimant in such enforcement action, if successful in whole or in part, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, will be entitled to be paid also the expense of prosecuting or defending the claim to the fullest extent permitted by the DGCL. In (x) any suit brought to enforce a right to indemnification hereunder (but not in a suit brought to enforce a right to an advancement of expenses), and (y) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its independent legal counsel, its stockholders or the Board of Directors) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its independent legal counsel, its stockholders or the Board of Directors) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article 7 or otherwise is on the Corporation.
Section 7.05Non-Exclusivity of Rights. The rights conferred on any person by this Article 7 are not exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or any other applicable law.
Section 7.06Survival of Rights. The rights conferred on any person by this Article 7 will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.07Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 7.
Section 7.08Amendments. Any repeal or modification of this Article 7 is only prospective and does not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the subject of any Proceeding for which indemnification or advancement of expenses is sought.
Section 7.09Saving Clause. If this Article 7 or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify and advance expenses to each director and officer to the full extent not prohibited by any applicable portion of this Article 7 that has not been invalidated, or by any other applicable law. If this Article 7 is invalid due to the application of the indemnification and advancement provisions of another jurisdiction, then the Corporation will indemnify and advance expenses to each director and officer to the full extent under applicable law.
Section 7.10Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 7 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 7 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 7.11Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise.

Section 7.12Certain Definitions. For the purposes of this Article 7, the following definitions apply:
(a)The term “Proceeding” is to be broadly construed and includes, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, whether brought by or in the right of the Corporation or otherwise.
(b)The term “expenses” is to be broadly construed and includes, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.
(c)The term the “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, stands in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(d)References to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan.
Article 8
EXCLUSIVE FORUM
Section 8.01Exclusive Forum for Corporate Law Matters. The Court of Chancery in the State of Delaware shall be the sole and exclusive forum for certain actions as specified in the Certificate of Incorporation.
Section 8.02Exclusive Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Section 8.03Consent to Terms of these Bylaws. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of these Bylaws.
Section 8.04Severability. If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Article 9
NOTICES
Section 9.01Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Section 9.02Affidavit of Mailing. An affidavit of mailing, executed by the Secretary or an Assistant Secretary or the transfer agent or other agent, stating that notice has been given, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
Section 9.03 Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
Section 9.04 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under applicable law or any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Section 9.05 Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL.
Article 10
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with the Certificate of Incorporation.

The foregoing Bylaws were adopted by the Board of Directors on February 2, 2023 and are effective February 2, 2023.